Exhibit 21.1
GTECH Holdings Corporation Subsidiaries

Name of Subsidiary	Jurisdiction of Organization

GTECH Corporation	Delaware

GTECH Reinsurance Company	Vermont
GTECH Corporation Subsidiaries

Name of Subsidiary	Jurisdiction of Organization

Anguilla Lottery and Gaming Company, Ltd.	Anguilla

Antigua Lottery Company, Ltd.	Antigua

Beijing GTECH Computer Technology Company Ltd.	China (PRC)

BillBird S.A.	Poland

BTN Telecomunicacoes Ltda.	Brazil

Cam Galaxy Group Ltd.	United Kingdom

Caribbean Cricket Lottery, Inc.	Barbados

Caribbean Lottery Services, Inc.	USVI

Curacao Lottery Company, N.V.	Netherlands Antilles

Data Transfer Systems, Inc.	Delaware

DataTrans Sp. z.o.o.	Poland

Name of Subsidiary	Jurisdiction of Organization

Dreamport do Brasil Ltda.	Brazil

Dreamport International, Inc.	Delaware

Dreamport Suffolk Corporation	Delaware

Dreamport, Inc.	Delaware

Europrint (Games) Ltd.	United Kingdom

Europrint Holdings Ltd.	United Kingdom

Europrint Promotions Ltd.	United Kingdom

G.I.C. Uslugi Finansowe Sp. z o.o.	Poland

Gana de Mexico de C.V.	Mexico

Grytek Sp z o.o.	Poland

GTECH Asia Corporation	Delaware

GTECH Australasia Corporation	Delaware

GTECH Avrasya Teknik Hizmetler Ve Musavirlik A.S.	Turkey

GTECH Brazil Ltda.	Brazil

GTECH Canada Computer Systems Corporation	Canada

GTECH Child Care Center	Rhode Island

GTECH Colombia Ltda.	Colombia

Name of Subsidiary	Jurisdiction of Organization

GTECH Communicaciones Colombia Ltd.	Colombia

GTECH Computer Systems Sdn Bhd	Malaysia

GTECH Corporation	Utah

GTECH Cote d’Ivoire	Ivory Coast

GTECH Czech Services s.r.o.	Czech Republic

GTECH Eastern Europe Sp. z o.o.	Poland

GTECH Eesti Ltd.	Estonia

GTECH Espana Corporation	Delaware

GTECH Europe	Belgium

GTECH Far East Pte Ltd	Singapore

GTECH Foreign Holdings Corporation	Delaware

GTECH France SARL	France

GTECH Gaming Subsidiary 2 Corporation	Delaware

GTECH German Holdings Corporation Gmbh	Germany

GTECH Global Lottery S.L.	Spain

GTECH Global Services Corporation Limited	Cyprus

GTECH GmbH	Germany

Name of Subsidiary	Jurisdiction of Organization

GTECH Ireland Corporation	Delaware

GTECH Ireland Operations Limited	Ireland

GTECH Italia Srl	Italy

GTECH Italy Corporation	Delaware

GTECH Lanka (Private) Ltd.	Sri Lanka

GTECH Latin America Corporation	Delaware

GTECH Management P.I. Corporation	Delaware

GTECH Mexico S.A. de C.V	Mexico

GTECH Northern Europe Corporation	Delaware

GTECH Rhode Island Corporation	Rhode Island

GTECH Slovakia Corporation	Delaware

GTECH South Africa Corporation	Delaware

GTECH Southern Africa (Pty) Ltd.	South Africa

GTECH Sweden AB	Sweden

GTECH U.K. Limited	United Kingdom

GTECH Ukraine	Ukraine

GTECH WaterPlace Park Company, LLC	Delaware

Name of Subsidiary	Jurisdiction of Organization

GTECH West Greenwich Technology Associates GP, LLC	Delaware

GTECH Worldserv, Inc.	Delaware

GTECH Worldserve International, Inc.	Delaware

GTECH Worldwide Services Corporation	Delaware

GTECHNOVA Holdings Limited	Cyprus

Innoka Oy	Finland

Interactive Games International Ltd.	United Kingdom

JSJ Ltd.	United Kingdom

Leeward Islands Lottery Holding Company, Inc.	St. Kitts & Nevis

Leeward Sports Book Virtual Casino, Inc. Co.	Antigua & Barbuda

Lottery Equipment Company	Ukraine

On-Line Lottery License and Lease B.V.	Netherlands

Online Transaction Technologies SARL a Associe Unique	Morocco

Oy GTECH Finland Ab	Finland

PolCard S.A.	Poland

Prodigal Lottery Services, N.V.	Netherlands Antilles

SB Industria E Commercio Ltd.	Brazil

Name of Subsidiary	Jurisdiction of Organization

Siam GTECH Company Limited	Thailand

Simulti, LLC	Delaware

Spielo Manufacturing ULC	Nova Scotia

Spielo USA Incorporated	Delaware

St. Kitts and Nevis Lottery Company, Ltd.	St. Kitts & Nevis

Technology Risk Management Services, Inc.	Delaware

Turks and Caicos Lottery Company Ltd.	Turks & Caicos

Uwin Corporation	Delaware

VideoSite, Incorporated	Delaware

West Greenwich Technology Associates, L.P.	Rhode Island

Wireless Business Solutions (Pty) Limited	South Africa